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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement No. 333-61179 on Form S-4 dated November 12, 1998 for the registration of 6.25% and 6.375% Senior Notes due 2003 and 2005, respectively and to the incorporation by reference therein of our report dated March 7, 1997, with respect to the financial statements of NewCity Communications, Inc. for the three years in the period ended December 31, 1996 included in Cox Radio, Inc.'s Current Report on Form 8-K dated April 14, 1997 also incorporated herein by reference.



/s/ Ernst & Young LLP
Stamford, Connecticut
November 10, 1998